FOURTH AMENDMENT TO CONSULTING AGREEMENT


         This is the Fourth Amendment to the Consulting Agreement dated
May 7, 1998 by and between Anthony P. Terracciano, an individual whose mailing address is 1123 3rd Avenue, Spring Lake, New Jersey 07762 ("Consultant") and American Water Works Company, Inc. (the "Company"), a Delaware corporation.

                            BACKGROUND

         Consultant and the Company entered into a consulting agreement dated May 7, 1998. Consultant has provided the consulting and advisory services requested to date by the Company. Consultant and the Company have agreed to extend the term of the consulting agreement.

         NOW, THEREFORE, intending to be legally bound hereby, the parties agree to amend Section 2 of the Agreement in its entirety as follows:

         2. Term. The term of this Agreement shall commence on May 7, 1998 and shall continue for a period of 36 months. The term of this Agreement may be extended thereafter by mutual agreement of Consultant and the Board.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment.

                                  AMERICAN WATER WORKS COMPANY, INC.


             By:                Marilyn Ware
                                Chairman of the Board of Directors

                                CONSULTANT:
                                Anthony P. Terracciano
May 4, 2000